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                                                                   Exhibit 11(b)

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                                February 5, 2004

Van Kampen Life Investment Trust
One Parkview Plaza
Oakbrook Terrace, IL 60181

     Re: Van Kampen Life Investment Trust Registration Statement on Form N-14
         (the "Registration Statement")

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                            Very truly yours,

                            /s/ Skadden, Arps, Slate, Meagher & Flom LLP